INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the registration statements of Foreland Corporation on Forms S-3, SEC File Nos. 333-19063 and 333-3779 and 333-49471 and the registration statement on Form S-8, SEC File No. 333-45025 of our report dated March 9, 2000 , except for Note 2 for which the date is April 19, 2000 on our audits of the consolidated financial statements of Foreland Corporation as of December 31, 1999 and for years in the ending December 31, 1999 and December 31, 1998 which report is included in this Annual Report on Form 10-K-SB.

HEIN + ASSOCIATES LLP

Denver, Colorado
May 3, 1999